Exhibit 4.1

EQUINIX, INC.

[•]% CONVERTIBLE SUBORDINATED NOTES

DUE JUNE 15, 2016

INDENTURE

DATED AS OF JUNE [•], 2009

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

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INDENTURE, dated as of June [•], 2009, between EQUINIX, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s [•]% Convertible Subordinated Notes due June 15, 2016.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control”, when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Conversion Price” means, at the time any determination thereof is to be made, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest 1/10th of a cent.

“Applicable Conversion Rate” means, at the time any determination thereof is to be made, the Conversion Rate as adjusted from time to time pursuant to Article 4, rounded to the nearest 1/1,000th of a share.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the Schedule called for by footnotes 1 and 2 thereof.

“Change of Control” means the occurrence of any of the following at a time after the Securities are originally issued:

(a) a “person or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or employee benefit plans of the Company or any of its Subsidiaries, becomes the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity and either (i) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same or (ii) the Company otherwise becomes aware of any such person or group;

(b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in this clause (b) will be deemed not to be a Change of Control so long as such transaction (i) both (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s voting stock and (B) the persons that “beneficially owned” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person or (ii) is effected solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of capital stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity; or

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

A Change Of Control will not be deemed to have occurred pursuant to clause (b) above, however, if at least 95% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions that would otherwise constitute a Change of Control consists of shares of common stock that are traded on, or immediately after the transaction or event will be traded on, the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (these securities are referred to herein as “publicly traded securities”), and as a result of such transaction or transactions the notes become convertible into such publicly traded securities.

“Close of Business” means 5:00 p.m. New York City time.

“Common Stock” means the common stock of the Company, $0.001 par value per share, as it exists on the date of this Indenture, and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Current Market Price” of the Common Stock on any day means the average Sale Price of a share of Common Stock over the 10 consecutive Trading Days ending on and including the earlier of the day in question and the day before the Ex Date with respect to an issuance, dividend or distribution requiring such computation.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Cash Settlement Averaging Period, one-twenty-fifth (1/25th) of (a) the Applicable Conversion Rate on such day and (b) the Volume Weighted Average Price per share of the Common Stock on such day.

“Daily Share Amount” means for each Trading Day of the Cash Settlement Averaging Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(Volume Weighted Average Price per share for such Trading Day × Conversion Rate for such Trading Day) – Specified Cash Amount

Volume Weighted Average price per share for such Trading Day × 25

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” means the Company’s Senior Indebtedness which, on the date of a payment event of default or the delivery of a Payment Blockage Notice, has an aggregate amount outstanding of, or under which, on such date, the holders thereof are committed to lend up to, at least $5.0 million and is specifically designated in the instrument evidencing or governing that Senior Indebtedness as “Designated Senior Indebtedness” for purposes hereof, provided, however, that such instrument may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance, dividend or distribution.

“Ex-Dividend Date” means the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of shares of Common Stock to its buyer.

“Final Maturity Date” means June 15, 2016.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading at a time after the Securities are originally issued.

“Fundamental Change Repurchase Date” means the date specified as such in the Fundamental Change Repurchase Notice delivered to Holders pursuant to Section 3.08(b) hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and the Schedule called for by footnotes 1 and 2 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations of such Person evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kinds, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (f) all obligations and other liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (g) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (h) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (g), and (i) any and all deferrals, renewals, extensions, restatements, replacements, refinancings and refundings of, or amendments, modifications, or supplements to, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kind described in clauses (a) through (h).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Issuance Date” means the date on which the Securities are first authenticated and issued.

“Market Disruption Event” means the occurrence or existence prior to 1:00 p.m. (New York City time) on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Obligations” means any principal, interest, penalties, fees, rent, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 12.04 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Junior Securities” means Capital Stock in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to this Indenture.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Prospectus” means that final prospectus dated June [•], 2009, relating to the Securities.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust services department of the Trustee with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one such price in either case, the average of the average bid and the average asked prices) on that date as reported by the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, on the other principal U.S. national or regional securities exchange on which the Common Stock is then traded. The Sale Price will be determined without reference to after-hours or extended market trading. If the Common Stock is not reported by the NASDAQ Global Select Market or a principal U.S. national or regional securities exchange, the “Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the [•]% Convertible Subordinated Notes due June 15, 2016 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” means (a) the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with Indebtedness of the Company (together with all fees, costs, expenses and other amounts accrued or due on or in connection therewith) whether outstanding on the date of this Indenture or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for: (a) any Indebtedness that by its terms expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is equal with or junior in right of payment with the Securities; (b) any Indebtedness between or among the Company or any of its majority or wholly-owned Subsidiaries, or any entity a majority of the voting stock of which the Company directly or indirectly owns, other than Indebtedness to the Company’s Subsidiaries arising by reason of guaranties by the Company of Indebtedness of such Subsidiary to a person that is not a Subsidiary of the Company; (c) the Company’s real and personal property leases, its capital leases and its equipment and IBX financing obligations; (d) Indebtedness under the Company’s 2.50% Convertible Subordinated Debentures due 2024; (e) 2.50% Convertible Subordinated Notes due 2012; (f) 3.00% Convertible Subordinated Notes due 2014; (g) any liability for federal, state, local or other taxes owed or owing by the Company; and (h) the Company’s trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Termination of Trading” means the Common Stock (or other common stock into which the Securities are then convertible) is (i) no longer listed or approved for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange, or (ii) suspended from trading for 20 consecutive Scheduled Trading Days.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which (i) there is no Market Disruption Event, and (ii) the NASDAQ Global Select Market or, if the Common Stock is not quoted on the NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed, opens for trading during its regular trading session or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $2,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Sale Price of the Common Stock and the Applicable Conversion Rate on such date.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Underwriters” means Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page EQIX. UQ<Equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “Volume Weighted Average Price” means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

Section 1.02. Other Definitions.

Term	Section
Additional Interest	8.03
Additional Shares	4.08 (a)
Agent Members	2.01 (b)
Bankruptcy Law	8.01 (j)
Cash Election	4.04 (a)
Cash Settlement Averaging Period	4.04 (a)
Cash Settlement Notice Period	4.04 (a)
clearing agency	2.12 (b)
Company Order	2.02
Conversion Agent	2.03
Conversion Date	4.03
Conversion Notice	4.03
Conversion Obligation	4.04 (a)
Conversion Rate	4.02
Conversion Retraction Period	4.04 (a)
Current Market Price	4.07
CUSIP	2.13

Term	Section
Custodian	8.01 (j)
Cut-off Date	4.08 (b)
Daily Measurement Value	4.04 (a)
DTC	2.01 (b)
Depositary	2.01 (b)
Distributed Property	4.07 (a)
Effective Date	4.04 (a)
Event of Default	8.01
Expiration Date	4.07 (a)
Filing Default Date	8.03
Final Notice Date	4.04 (a)
Financial Institution	4.05
Fundamental Change Repurchase Date	3.08 (a)
Fundamental Change Repurchase Notice	3.08 (b)
Fundamental Change Repurchase Price	3.08 (a)
Irrevocable Election	4.04 (a)
Legal Holiday	12.07
Measurement Period	4.01 (a)
Paying Agent	2.03
Payment Blockage Notice	5.03 (b)
Payment Blockage Period	5.03 (b)
Primary Registrar	2.03
record date	4.07
Reference Property	4.10
Registrar	2.03
Reporting Obligations	8.03
Repurchase Exercise Notice	3.08 (c)
Rights Plan	4.07 (a)
Share Election	4.04 (a)
Specified Cash Amount	4.04 (a)
Spin-Off	4.07 (a)
Spin-Off Securities	4.07 (a)
Stock Price	4.08 (a)
Successor Person	7.01
Triggering Distribution	4.07 (a)
Trigger Event	4.07 (a)
Underwriting Agreement	2.02
Valuation Period	4.07 (a)

Section 1.03. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture; and

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC Rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto; and

(h) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange Rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES

DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY”.

Section 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Subject to the third sentence of this paragraph, the Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $250,000,000 (or such greater amount necessary to reflect the exercise by the Underwriters of their option to purchase additional Securities in compliance with the Underwriting Agreement, dated June [•], 2009, between the Company and the Underwriters (the “Underwriting Agreement”) but not to exceed $287,500,000 in aggregate principal amount) upon receipt of a written order or orders of the Company signed by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company at any time or from time to time may, without the consent of any Holder, issue additional Securities in an unlimited principal amount having the same terms (including ranking, interest rate and maturity) and having the same CUSIP number as the Securities initially issued hereunder, and entitled to all of the benefits of this Indenture, provided that no such additional Securities may be issued unless for U.S. federal income tax purposes they are fungible with the Securities initially issued hereunder. Such additional Securities will be deemed Securities for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture. Such additional Securities, together with the Securities originally issued hereunder, constitute a single series of Securities under this Indenture.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 10).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes.

Section 2.04. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, any Additional Interest or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, premium, Additional Interest or interest so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, Additional Interest or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Securityholders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, and the Trustee shall otherwise comply with TIA Section 312(a). If the Trustee is not the Primary

Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Sections 2.07, 2.10, 3.07, 4.03 (last paragraph) or 11.06.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Repurchase Exercise Notice pursuant to Section 3.08(c) hereof has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder agrees to indemnify the Company, each Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of, premium, if any, any Additional Interest and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all the benefits of this Indenture.

Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee (and no one else) shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures. All Securities that are repurchased by the Company in connection with a Fundamental Change prior to the Final Maturity Date shall be delivered to the Trustee for cancellation. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has repurchased in connection with a Fundamental Change or that have been delivered to the Trustee for cancellation.

Section 2.12. Additional Transfer and Exchange Requirements.

(a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any

Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(c) In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(b)(i) which required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(i) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14. Repurchases. The Company may from time to time repurchase the Securities in tender offers, open market purchases or negotiated transactions at any price without prior notice to Securityholders.

ARTICLE 3

PURCHASES

Section 3.01. [Reserved]

Section 3.02. [Reserved]

Section 3.03. [Reserved]

Section 3.04. [Reserved]

Section 3.05. [Reserved]

Section 3.06. [Reserved]

Section 3.07. [Reserved]

Section 3.08. Repurchase at Option of the Holder upon a Fundamental Change.

(a) Subject to the satisfaction of the requirements of this Section 3.08, if a Fundamental Change occurs, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change described in Section 3.08(b), have the right to require the Company to repurchase for cash any or all of such Holder’s Securities, or any portion of those Securities that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) that is 45 days after the date the Company gives the Fundamental Change Repurchase Notice at a price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

(b) Within 30 days after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Notice”).

(c) To exercise the repurchase right in connection with a Fundamental Change, a Holder must, prior to 5:00 p.m., New York City time, on the 30th day after the date of the Fundamental Change Repurchase Notice, deliver the Securities to be repurchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying Agent, and must deliver a written notice of repurchase (a “Repurchase Exercise Notice”), substantially in the form included in Exhibit A hereto, duly completed to the Paying Agent. The Repurchase Exercise Notice must state:

(i) if the Securities are certificated, the certificate numbers of the Securities to be delivered for repurchase;

(ii) the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

(iii) that the Securities are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Securities and this Indenture.

If the Securities are not in certificated form, the Repurchase Exercise Notice must comply with the Applicable Procedures.

A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date. The notice of withdrawal must state:

(i) the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;

(ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii) the principal amount, if any, that remains subject to the Repurchase Notice.

If the Securities are not in certificated form, the withdrawal notice must comply with the Applicable Procedures.

(d) The Company shall promptly pay the Fundamental Change Repurchase Price for Securities surrendered for repurchase following the Fundamental Change Repurchase Date.

Section 3.09. Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08, the Company shall comply with all tender offer rules applicable to the Company under the Exchange Act. The Company shall (a) comply with Rule 13e-4 and Rule 14e-l (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 and 4.08 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such conflict.

Section 3.10. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08 exceeds the aggregate Fundamental Change Repurchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE 4

CONVERSION

Section 4.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, a Holder of any Security shall have the right, at such Holder’s option, to convert the Security, unless such Security has been previously repurchased, at the Conversion Rate only upon the occurrence of one of the following events:

(i) during any fiscal quarter (and only during such fiscal quarter) after the quarter ending September 30, 2009, if the Sale Price of the Common Stock exceeds 130% of the

Applicable Conversion Price per share of Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter;

(ii) during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities (as determined following a request by a Holder of Securities as set forth below) for each day of such Measurement Period was less than 98% of the product of the Sale Price of the Common Stock on the applicable date and the Applicable Conversion Rate;

(iii) if (A) the Company (1) elects to distribute to all holders of the Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days after the distribution of such rights or warrants, shares of Common Stock at a price per share that is less than the average Sale Price of a share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the announcement of the distribution, or (2) elects to distribute to all holders of Common Stock cash, assets, debt securities or certain rights to purchase its securities, which distribution has a per share value as determined in good faith by the Company’s Board of Directors exceeding 10% of the average Sale Price of a share of Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding the announcement of the distribution, then, in either case, the Company shall notify the Holders at least 20 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. After the Company has given such notice, the Securities may be surrendered for conversion at any time until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of Securities may elect this right to convert if the Holder otherwise may participate in the distribution without conversion; or

(B) a transaction described in clause (b) of the definition of Change of Control occurs, then the Securities may be surrendered for conversion at any time from and after the date that is 40 Scheduled Trading Days prior to the anticipated effective date of the transaction through and including the date that is 40 Scheduled Trading Days after the actual effective date of such transaction or, if earlier, until the Fundamental Change Repurchase Date corresponding to such Fundamental Change, and the Company shall notify the Holders and the Trustee as promptly as practicable following the date of public announcement of such transaction; or

(C) a transaction described in clause (a) of the definition of Change of Control occurs, then the Securities may be surrendered for conversion at any time from and after the actual effective date of such Fundamental Change through and including the date that is 30 days after such actual effective date or, if earlier, until the Fundamental Change Repurchase Date corresponding to such Fundamental Change.

(iv) [Reserved]

(v) at any time on or after March 15, 2016 (the “Final Notice Date”).

Upon receipt by the Conversion Agent of a Conversion Notice from a Holder of Securities pursuant to clause (i) above, the Conversion Agent shall inform the Company of such request and the Company shall thereupon furnish to the Conversion Agent an Officers’ Certificate stating whether the Securities are then convertible pursuant to clause (i) above and setting forth in reasonable detail the Company’s basis for such determination. Upon receipt of such Officers’ Certificate, if the Company has determined that the Securities are then convertible in accordance with clause (i) above, the Conversion Agent shall, based solely on its review of the information contained in such Officer’s Certificate, confirm or refute the Company’s determination. If the Conversion Agent confirms that the Securities are then convertible pursuant to clause (i) above, the Conversion Agent shall promptly deliver written notice thereof to the Company (and, if the Conversion Agent is other than the Trustee, to the Trustee). In any event, the Company shall be obligated at all times to determine whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above.

The Trustee shall have no obligation to determine the Trading Price of the Securities under clause (ii) above unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Sale Price of the Common Stock and the Applicable Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 98% of the product of the Sale Price of the Common Stock and the Applicable Conversion Rate.

At the effective date of the transaction as set forth under clause (iii) above, the value of cash and/or shares of Common Stock delivered at settlement will be based on the kind and amount of cash, securities or other property that the Holder would have received had the Holder converted its Security immediately prior to the transaction, subject to adjustment as set forth in Section 4.07, in which case settlement of conversion of Securities will occur following the effective date of the transaction as set forth in Section 4.07.

(b) A Security in respect of which a Holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.08 may be converted only if such holder withdraws its election in accordance with Section 3.08(c). A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted such Securities for Common Stock, and only to the extent such Securities are deemed to have been converted for Common Stock under this Article 4.

Section 4.02. Conversion Rate. Each $1,000 principal amount of Securities shall be convertible into [•] shares of Common Stock (the “Conversion Rate”), subject to adjustment as provided in this Article 4. The Company may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as set forth in Section 4.04.

Section 4.03. Conversion Procedures. To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security (“Conversion Notice”) or a facsimile of the Conversion Notice and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) pay any transfer or similar tax, if required and (e) pay funds equal to interest payable on the next interest payment date, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date”. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record at 5:00 p.m., New York City time on the applicable Conversion Date; provided, however, that if the Conversion Date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a stockholder of record on the next date on which the stock transfer books of the Company are open; provided further that such conversion shall be at the Applicable Conversion Rate as if the stock transfer books of the Company had not been closed on the Conversion Date.

Upon conversion of a Security, a Holder will not receive any cash payment of interest (unless such conversion occurs between a Record Date and the related Interest Payment Date), and the Company will not adjust the Applicable Conversion Rate to account for accrued and unpaid interest on the Security being converted. Delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, or cash or a combination of shares of Common Stock and cash, including at the Company’s election, any cash payment for fractional shares pursuant to Section 4.06, will be deemed to satisfy the Company’s obligation with respect to such Security. Any accrued but unpaid interest will be deemed to be paid in full upon conversion rather than canceled, extinguished or forfeited.

Holders of Securities at the close of business on a Record Date will receive payment of interest payable on the related Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on the Record Date and prior to the related Interest Payment Date. Securities or portions thereof surrendered for conversion during the period from 5:00 p.m., New York City time on a Record Date to 5:00 p.m., New York City time on the Business Day immediately preceding the related Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made (1) following 5:00 p.m., New York City time on the regular Record Date immediately preceding the final Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that occurs during the period from 5:00 p.m., New York City time on a Record Date to 5:00 p.m., New York City time on the related Interest Payment Date, or (3) to the extent any overdue interest exists on the Conversion Date with respect to the Securities converted, but only to the extent of such overdue interest.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Security equal in principal amount to the principal amount of the unconverted portion of the Security surrendered.

Section 4.04. Payment upon Conversion. Upon the conversion of a Security, subject to Section 4.03, the Company shall pay cash and/or deliver shares of Common Stock, as set forth below, to the Holder through the Conversion Agent. No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 4.

(a) If the Company receives a Conversion Notice prior to the Final Notice Date, subject to Section 4.04(c), the following procedures shall apply:

If the Company elects to satisfy all or any portion of its obligation to convert the Securities (the “Conversion Obligation”) in cash (a “Cash Election”), the Company will notify the Holder through the Trustee of the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Scheduled Trading Days following the Conversion Date (the “Cash Settlement Notice Period”). If the Company timely makes a Cash Election, Holders of Securities may retract their Conversion Notices at any time during the two Scheduled Trading Day period following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”). Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable. No such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). Settlement (in cash or in cash and shares of Common Stock) following a Cash Election will occur on the third Scheduled Trading Day following the final day of the 25 Trading Day period beginning on the Trading Day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).

If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares) (a “Share Election”), delivery of shares of Common Stock into which the Securities are converted (and cash in lieu of any fractional shares) will be made through the Conversion Agent or the Depositary, as the case may be, on the third Scheduled Trading Day after the Conversion Date.

Settlement amounts will be computed as follows:

(i) If the Company makes a Share Election, it will deliver to Holders surrendering Securities for conversion a number of shares of Common Stock equal to (a) the aggregate original principal amount of Securities to be converted divided by $1,000 multiplied by (b) the Applicable Conversion Rate.

(ii) If the Company makes a Cash Election and elects to satisfy its Conversion Obligation solely in cash, the Company will deliver to the converting Holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Cash Settlement Averaging Period.

(iii) If the Company makes a Cash Election and elects to satisfy in cash a fixed portion of the Conversion Obligation (including if the Company irrevocably elects to satisfy its conversion obligation for the remaining term of the Securities in cash for 100% of the principal amount of Securities converted (an “Irrevocable Election”)), the Company will deliver to Holders, for each $1,000 principal amount of Securities surrendered for conversion, a sum equal to the following for each of the 25 consecutive Trading Days during the related Cash Settlement Averaging Period:

(A)	cash in an amount equal to the lesser of (x) the dollar amount per note to be received upon conversion as specified by the Company in the notice regarding the chosen settlement method (the “Specified Cash Amount”), if any, divided by 25 (such quotient, the “Daily Measurement Value”) and (y) the Daily Conversion Value; and

(B)	to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of its Common Stock equal to the Daily Share Amount for such Trading Day.

The Company will pay cash for all fractional shares of Common Stock in an amount, (i) in the case of the foregoing clause (i), based on the Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date, and (ii) in the case of the foregoing clause (iii), based on the Volume Weighted Average Price per share of the Common Stock on the last Scheduled Trading Day of the applicable Cash Settlement Averaging Period.

(b) If the Company receives a Conversion Notice on or after the Final Notice Date, the following procedures shall apply:

If the Company makes a Cash Election, the Company will not send individual notices of such election. Instead, if the Company makes a Cash Election, the Company will send a single notice to Holders indicating the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). Holders will not be allowed to retract their Conversion Notices. Settlement amounts will be computed in the same manner as set forth under paragraph (a) above, except that the Cash Settlement Averaging Period shall be the 25 consecutive Trading Day period beginning on the 27th Scheduled Trading Day immediately preceding the Final Maturity Date. Settlement (in cash and/or shares of Common Stock) will occur on the third Scheduled Trading Day following the final Trading Day of such Cash Settlement Averaging Period.

If the Company does not make a Cash Election, delivery of shares of its Common Stock into which the Securities are converted (and cash in lieu of any fractional shares) will occur through the Conversion Agent or DTC, as the case may be, as described above, on the date that settlement would have occurred had the Company elected to make a Cash Election, and cash payments for any fractional shares will be based on the Volume Weighted Average Price per share of the Common Stock on the last Trading Day of the Cash Settlement Averaging Period that would have applied had the Company elected to make a Cash Election.

(c) If the Company makes the Irrevocable Election, the following procedures shall apply:

If the Company chooses to satisfy all or any portion of the Conversion Value in excess of $1,000 in cash, the Company will provide notice of such election in the same manner as set forth above under either clause (a) or (b), as applicable. If the Company chooses to satisfy all of the Conversion Value in excess of $1,000 in shares of Common Stock, notice of election to deliver cash for the principal amount will be deemed to have been provided on the last date of the Cash Settlement Notice Period and a Holder will not be allowed to retract its Conversion Notice. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under either clause (a) or (b), as applicable.

Section 4.05. Exchange in Lieu of Conversion. (a) In lieu of its obligations pursuant to Section 4.04, the Company may, at its option, direct the Conversion Agent to surrender, on or prior to the second

Business Day following the conversion date, Securities tendered for conversion to a financial institution (the “Financial Institution”) designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Financial Institution must agree to deliver, in exchange for the Securities, cash, shares of Common Stock or a combination of cash and shares of Common Stock, equal to the consideration due upon conversion in accordance with Section 4.04 above. By 5:00 p.m., New York City time on the second Business Day immediately following the Conversion Date, the Company will notify the Holder surrendering Securities for conversion that it has designated a Financial Institution to make an exchange in lieu of conversion and such Financial Institution will be required to notify the Conversion Agent whether it will deliver, upon exchange, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

If the Financial Institution accepts any such Securities, it shall deliver cash, shares of Common Stock, or combination of cash and Common Stock, as the case may be, to the Conversion Agent and the Conversion Agent shall deliver such cash, shares of Common Stock, or combination of cash and Common Stock, as the case may be, to the Holder who has tendered such Securities for conversion. If the Financial Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if the Financial Institution does not accept the Securities for exchange, the Company shall, as promptly as practical thereafter, convert such Securities into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as provided in Section 4.04 above.

The Company’s designation of a financial institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities. The Company will not pay consideration to, or otherwise enter into any agreement with, the Financial Institution for or with respect to such designation.

Section 4.06. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for convert at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.

Section 4.07. Adjustment of Conversion Rate. (a) The Conversion Rate shall be adjusted, and thereafter the Applicable Conversion Rate shall be adjusted, from time to time by the Company as follows:

(i) In case the Company shall issue shares of Common Stock as a dividend or distribution on its Common Stock or subdivide or combine its outstanding Common Stock, the Applicable Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;

CR1	=	the Applicable Conversion Rate in effect immediately on and after the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately on and after the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date for such dividend, distribution, subdivision or combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 4.07(a)(i) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 60 days from the date of issuance of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share that is less than the average Sale Prices of a share of Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS0 +X
OS0 +Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such event;

CR1	=	the Conversion Rate in effect immediately on and after the Ex Date for such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date for such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average sale prices of the Common Stock over the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the announcement of such issuance.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average Sale Prices per share of Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights or warrants of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) In case the Company shall dividend or distribute to all holders of its Common Stock any securities (other than Common Stock), evidences of indebtedness, assets or properties (excluding (x) any dividend, distribution or issuance covered by clause (i) or (ii) of this Section 4.07(a) and (y) any dividend or distribution paid exclusively in cash) (any of such shares of capital stock, evidence of indebtedness or assets hereinafter called the “Distributed Property”), then in each such case the Conversion Rate shall be adjusted based on the following formula:

CR 1 = CR0 x	SP0

SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR1	=	the Conversion Rate in effect immediately on and after the Ex Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors of the Company) of the securities, evidences of indebtedness, assets or property dividended or distributed with respect to each outstanding share of Common Stock on the Ex Date for such dividend or distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Ex Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.07(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price.

With respect to an adjustment pursuant to this clause (iii) where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of, or similar equity interests of, a Subsidiary or other business unit of the Company (a “Spin-Off”, and any such dividend or distribution of Common Stock, shares of capital stock or equity interests being “Spin-Off Securities”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 X	FMV0 +MP0

MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the effective date of the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the effective date of the Spin-Off;

FMV0	=	the average of the sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on and including the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the sale prices of the Common Stock over the 10 consecutive Trading Days commencing on and including the effective date of the Spin-Off.

The adjustment to the Applicable Conversion Rate under the preceding paragraph of this clause (iii) will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the effective date for the Spin-Off. If the effective date for the Spin-Off is less than 10 Scheduled Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this clause (iii) to 10

Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the effective date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin-Off, references within the portion of this clause (iii) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

In the event that the Company has in effect a preferred shares rights plan (“Rights Plan”), upon conversion of the Securities for Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion for the Securities, the Conversion Rate will be adjusted at the time of separation as provided in this Section 4.07(a)(iii) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon conversion, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), shall not constitute a distribution of rights or warrants pursuant to this Section 4.07.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.07 (and no adjustment to the Conversion Rate under this Section 4.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (iii) of Section 4.07. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.07 was made, (1) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(iv) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock cash, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR1	=	the Conversion Rate in effect immediately on and after the Ex Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

C	=	the amount in cash per share distributed by the Company to holders of the Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Ex Date for such Triggering Distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date. If such Triggering Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 4.07(a)(iv), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.07(a)(iv), references in this Section to one share of Common Stock or Current Market Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a distribution for purposes of clauses (iii) and (iv) of Section 4.07.

(v) In case the Company or one or more of its Subsidiaries shall purchase any shares of Common Stock by means of a tender offer or exchange offer by the Company or one of its Subsidiaries for the Common Stock (other than Exchange Offers not subject to Rule 13e-4 of the

Exchange Act), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average Sale Prices of a share of Common Stock over the 10 consecutive Trading Days commencing on and including the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	FMV + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors of the Company) of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1	=	the number of shares of the Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS0	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the average of the sale prices a share of Common Stock for the 10 consecutive Trading Days commencing on and including the Trading Day immediately succeeding the Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this clause (v) will be given effect at the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 Scheduled Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this clause (v) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this clause (v) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion.

In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (v) of Section 4.07(a) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 4.07(a)(v).

(b) No adjustment in the Conversion Rate shall be made:

(i) unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate, provided, however, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and take them into account in any subsequent adjustment of the Conversion Rate or in connection with any conversion of the Securities;

(ii) for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible of exchangeable securities, except in accordance with Section 4.07(a) above; or

(iii) if the Holders are permitted to participate, without converting their Securities, in the transactions described in clauses (i) through (v) of Section 4.07(a) above that would otherwise require adjustment of the Conversion Rate.

(c) The Company may, from time to time, and to the extent permitted by law and subject to applicable rules of the NASDAQ Global Select Market, increase the Conversion Rate by any amount for any period of at least 20 days. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 4.07, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. The Company may also, in its discretion, increase the Conversion Rate, to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(d) If, in respect of any Trading Day within the Cash Settlement Averaging Period for converted Securities:

(A)	shares of Common Stock are deliverable with respect to the Daily Settlement Amount for such Trading Day in accordance with this Article 4;

(B)	any event that requires an adjustment to the Conversion Rate under any of clauses (i), (ii), (iii), (iv) or (v) of Section 4.07(a) has not resulted in an adjustment to the Conversion Rate as of such Trading Day; and

(C)

the shares of Common Stock the Holder of such Securities shall receive in respect of such Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event (because such shares were not held by such holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Common Stock deliverable with respect to the Daily Settlement Amount for such Trading Day to reflect the relevant distribution or transaction.

(e) If:

(A)	the Company elects to satisfy the Conversion Obligation solely in shares of Common Stock;

(B)	any event that requires an adjustment to the Conversion Rate under any of clauses (i), (ii), (iii), (iv) or (v) of Section 4.07(a) has not resulted in an adjustment to the Conversion Rate as of the Conversion Date; and

(C)	the shares of Common Stock the Holder of such Securities shall receive on settlement are not entitled to participate in the distribution or transaction giving rise to such adjustment event (because such shares were not held by such holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Common Stock deliverable with respect to the conversion of such Securities to reflect the relevant distribution or transaction.

Section 4.08. Make-Whole Adjustment. (a) If a transaction described in clause (a) or (b) of the definition of Change of Control, excluding a Change of Control in clause (b) where the exception relating to a transaction involving consideration of at least 95% publicly traded securities, occurs, and a Holder elects to convert its Securities in connection with such transaction, the Company will increase the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) in accordance with this Section 4.08.

Any conversion occurring at a time when the Securities would be convertible in light of the expected or actual occurrence of a transaction described in clauses (a) or (b) of the definition of Change of Control will be deemed to have occurred in connection with such Change of Control, notwithstanding the fact that a Security may then also be convertible because another condition to conversion has been satisfied.

The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date of the transaction described in clauses (a) or (b) of the definition of Change of Control and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the Change of Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Sale Prices of a share of Common Stock over the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the Effective Date.

The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted in accordance with Section 4.07 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 4.07 hereof.

The following table sets forth the Stock Price and number of Additional Shares to be received per $1,000 principal amount of Securities:

Change of Control Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
June [•], 2009*	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2010	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2011	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2012	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2013	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2014	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2015	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
June 15, 2016	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]

*	The original issue date of the Securities.

The exact Stock Price and effective dates may not be set forth on the table, in which case:

(i) if the Stock Price is between two Stock Price amounts on the table or the effective date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $ [•] per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.07), no increase will be made to the Conversion Rate; and

(iii) if the Stock Price is less than $ [•] per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.07), no increase will be made to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of Additional Shares of Common Stock issuable upon conversion of a Security exceed $[•] per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.07.

(b) If, pursuant to Section 4.08(a), the Company is required to increase the Conversion Rate by the Additional Shares:

(i) if the Company does not elect to deliver cash to settle any portion of the Conversion Obligation and it does not make an Irrevocable Election, Securities surrendered for conversion will be settled as follows:

(A) If the date on which the Securities are surrendered for conversion is prior to the third Scheduled Trading Day preceding the effective date of the Change of Control (the “Cut-off Date”), the Company shall settle such conversion by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.08(a)) on the third Scheduled Trading Day immediately following the Cut-off Date. In addition, as soon as practicable following the effective date of the Change of Control (but in any event within three Scheduled Trading Days of such effective date), the Company shall deliver the number of Additional Shares to be added to the Conversion Rate as described above, if any, or the equivalent of such shares in Reference Property, as applicable.

(B) If the date on which the Securities are surrendered for conversion is on or following the Cut-off Date, the Company shall settle such conversion (based on the Conversion Rate as increased by the Additional Shares described above) on the third Scheduled Trading Day immediately following the Conversion Date by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.08(a)) plus the number of Additional Shares to be added to the Conversion Rate as set forth in Section 4.08(a), if any, or the equivalent of such shares in Reference Property, as applicable.

(ii) if the Company elects to deliver cash in respect of all or a portion or the Conversion Obligation or it makes an Irrevocable Election, Securities surrendered for conversion will be settled as follows:

(A) If the last day of the applicable Cash Settlement Averaging Period related to the Securities surrendered for conversion is prior to the Cut-off Date, the Company shall settle such conversion pursuant to Section 4.04 by delivering the amount of cash and shares of the Common Stock, if any (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.08(a)), on the third Scheduled Trading Day immediately following the last day of the applicable Cash Settlement Averaging Period. In addition, as soon as practicable following the effective date of the Change of Control (but in any event within three Scheduled Trading Days of such effective date), the Company shall deliver the increase in such amount of cash and Additional Shares (or the equivalent in Reference Property, if applicable), if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Cash Settlement Averaging Period (and based upon the related Conversion Value). If such increased amount results in an increase to the amount of cash to be paid to the Holders, the Company shall pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of the Common Stock to be paid to the Holders, the Company shall deliver such increase by delivering shares of the Common Stock (or, if applicable, Reference Property based on such increased number of shares).

(B) If the last day of the applicable Cash Settlement Averaging Period related to Securities surrendered for conversion is on or following the Cut-off Date, the Company shall settle such conversion pursuant to Section 4.04 (based on the Conversion Rate as increased by the Additional Shares) on the later to occur of (i) the effective date of the transaction and (ii) the third Scheduled Trading Day immediately following the last day of the applicable Cash Settlement Averaging Period.

For the avoidance of doubt, if Securities are surrendered for conversion in connection with an anticipated Change of Control and such Change of Control does not in fact occur, no Additional Shares will be added to the Conversion Rate and no additional cash or shares of Common Stock (or Reference Property) will be paid as a result of the related anticipated Change of Control.

Section 4.09. Notice of Adjustment in Conversion Rate. Whenever the Conversion Rate is adjusted pursuant to Sections 4.07 or 4.08:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Sections 4.07 or 4.08 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the clause of Section 4.07 or 4.08 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders of record of the Securities in accordance with Section 12.02.

Unless and until a Responsible Officer of the Trustee shall have received an Officers’ Certificate in accordance with this Section 4.09, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any recapitalization, reclassification or other similar change in the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, (iii) the Company is a party to a statutory share exchange, or (iv) any sale, lease or other conveyance of all or substantially all of the assets of the Company to any other Person, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that they would have owned or been entitled to receive (the “Reference Property”) upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or statutory share exchange had such Securities not been converted into Common Stock immediately prior to such transaction.

In the event the holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Securities shall be convertible from and after the effective date of such transaction into the form of consideration elected by a majority of the Company’s stockholders affirmatively making an election in such transaction; provided, however, at and after the effective time of the transaction, any amount otherwise payable in cash upon conversion of the Securities will continue to be payable in cash, and the Daily Share Amount will be calculated based on the value of the Reference Property and shall be payable in the form of consideration elected by a majority of the Company’s stockholders affirmatively making an election in such transaction. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.

The above provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

Section 4.11. Taxes on Shares Issued. The issue of stock certificates on convert for Securities shall be made without charge to the Holder thereof for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.12. Reservation of Shares, Shares; Listing and Compliance. The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of Securities from time to time as such Securities are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof, except as set forth in Section 4.11.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

Section 4.13. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of

Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.

ARTICLE 5

SUBORDINATION

Section 5.01. Securities Subordinated to Senior Indebtedness. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities (including the principal of, premium, if any, interest and any Additional Interest on all the Securities and the Fundamental Change Repurchase Price with respect to all Securities subject to repurchase pursuant to Section 3.08 hereof) is subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

Section 5.02. Liquidation; Dissolution; Bankruptcy. In the event of any payment or distribution of assets of the Company upon any dissolution winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

(a) holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Indebtedness, before Holders of the Securities shall be entitled to receive any payment with respect to the Securities; and

(b) until all Obligations with respect to Senior Indebtedness (as provided in paragraph (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 5 shall be made to holders of Senior Indebtedness (except that Holders of Securities may receive Permitted Junior Securities), as their interests may appear.

Section 5.03. Default on Senior Indebtedness and Designated Senior Indebtedness.

(a) The Company may not make any payment of principal or interest on the Securities to the Trustee or any Holder in respect of Obligations with respect to the Securities if a default in the payment of any principal or other Obligations with respect to Senior Indebtedness occurs, by reason of acceleration or otherwise, and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness until all principal and other Obligations with respect to the Senior Indebtedness have been cured or waived or ceased to exist.

(b) During the continuance of any event of default with respect to any Designated Senior Indebtedness (other than a default in payment of the principal of, premium, if any, or interest on, rent or other payment obligations in respect of any Designated Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof (or, in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default under such lease), no payment may be made by the Company, directly or indirectly, with respect to principal of or interest on the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of written notice (a “Payment Blockage Notice”)

of such default from persons entitled to give such notice under any agreement pursuant to which that Designated Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing and ending on the earlier of: (i) 179 days from the date the Trustee shall have received the Payment Blockage Notice, (ii) the date such event of default has been cured or waived or ceases to exist, or (iii) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the person initiating such Payment Blockage Period.

The Company may resume payments on the Securities after the end of the Payment Blockage Period unless the holders of such Designated Senior Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness.

(c) Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Indebtedness during such period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period whether or not within a period of 365 consecutive days. In no event may the total number of days during which any Payment Blockage Period is in effect exceed 179 days in the aggregate in any consecutive 365-day period.

Section 5.04. Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, unless the full amount in respect of all Senior Indebtedness is paid in cash or other payment satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of, or interest on, on the Securities or upon conversion or repurchase of any of the Securities, and the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 5.05. When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any Obligations or distribution of assets of the Company of any kind or character (other than Permitted Junior Securities pursuant to Article 5 hereof), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 5.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 5.

Section 5.06. Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 5, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 5.

Section 5.07. Subrogation. After all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Senior Indebtedness and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities and entitled to similar rights of subrogation) to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 5 to holders of Senior Indebtedness that otherwise would have been made to Securityholders (whether by the Company, any Holder, the Trustee or otherwise) is not, as between the Company and Holders, a payment by the Company on the Securities.

Section 5.08. Relative Rights. This Article 5 defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

(b) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(c) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.

If the Company fails because of this Article 5 to pay principal of, premium, if any, interest or any Additional Interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 5.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 5.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, Designated Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 5. Only the Company, a Representative or a holder of Designated Senior Indebtedness may give the notice. Nothing in this Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 5.12. Authorization to Effect Subordination. Each Securityholder, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Designated Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Securityholders.

Section 5.13. Amendments. The provisions of this Article 5 shall not be amended or modified in any manner adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.

Section 5.14. Agreement to Subordinate Unaffected. The provisions of this Article 5 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Indebtedness or the agreement or instrument governing the Senior Indebtedness, (b) the release or non-perfection of any collateral securing the Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing the Senior Indebtedness or the application of the proceeds upon such sale.

Section 5.15. Certain Conversions Deemed Payment. For the purposes of this Article 5 only, (a) the issuance and delivery of Permitted Junior Securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.06), property or securities (other than Permitted Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

ARTICLE 6

COVENANTS

Section 6.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, interest, and any Additional Interest, shall be considered paid on the date it is due if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal, premium, if any, interest and any Additional Interest then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any), overdue installments of interest and overdue Additional Interest at the rate of 1% above the then-applicable interest rate from the required payment date.

Payment of the principal of, premium, if any, interest and any Additional Interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office or agency of the Trustee in the Borough of Manhattan, The City of New York); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a beneficial owner of interests in any Global Security will be paid by wire transfer in immediately available funds in accordance with the Applicable Procedures and a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

Section 6.02. Reports. The Company shall file all reports and other information and documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment from the SEC. It is agreed that the filing of such reports via the SEC’s EDGAR system shall constitute “filing” of such reports with the Trustee for purposes of this Section 6.02. The Company shall at all times comply with TIA Section 314(a) and also file with the Trustee and transmit to the Holders such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the time and in the manner required by the TIA.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.03. Compliance Certificates.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this

Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, in such Officer’s capacity as an officer of the Company:

(i) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default (without regard to grace periods or notice requirements) in the performance or observance of any of the terms, provisions and conditions of this Indenture, or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto; and

(ii) no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.05. Maintenance of Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, interest or any Additional Interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Company May Consolidate, etc., on Certain Terms. The Company shall not directly or indirectly consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets, in a single transaction or a series of transactions, to any Person, unless:

(a) the resulting surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(b) at the time of and immediately after such transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

(c) an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or conveyance, transfer or lease complies with this Indenture, have been delivered to the Trustee.

Notwithstanding the above, certain of the foregoing transactions could constitute a Fundamental Change permitting each Holder to require the Company to repurchase the Securities of such Holder as set forth in Section 3.08.

Section 7.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the Successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.01. Events of Default. An “Event of Default” shall occur if:

(a) the Company defaults in the payment of an installment any interest on any Security for 30 days after the date when the same becomes due and payable, whether or not such payment is prohibited pursuant to Article 5;

(b) the Company defaults in the payment of the principal on any Security when the same becomes due and payable (whether at maturity, on a Fundamental Change Repurchase Date or otherwise), whether or not such payment is prohibited pursuant to Article 5;

(c) the Company fails to deliver, when due upon conversion, shares of Common Stock, cash or a combination of shares of Common Stock, together with cash instead of fractional shares and such failure continues for a period of five days after receipt of the Conversion Notice as specified in Section 4.03;

(d) the Company fails to comply with its obligations under Article 7;

(e) the Company fails to provide notice (i) of a Fundamental Change when due to the Trustee and to each Holder as required by Section 3.08 or (ii) as required under clauses (A) and (B) of Section 4.01(a)(iii);

(f) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after written notice of such failure, requiring the

Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(g) a default by the Company or any of its Subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25.0 million in the aggregate of the Company and/or any of its Subsidiaries, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or any of its Subsidiaries;

(h) any judgment or judgments for the payment of $25.0 million or more rendered against the Company or any of its Subsidiaries, which judgment is not waived, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or a material portion of its property; or

(iv) makes a general assignment for the benefit of its creditors.

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Subsidiary of the Company in an involuntary case or proceeding;

(ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or a material portion of the property of the Company or any Subsidiary of the Company; or

(iii) orders the liquidation of the Company or any Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

The Company shall notify the Responsible Officer of the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 8.01) occurs with respect to the Company and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the Securities due and payable at their principal amount together with accrued and unpaid interest and any Additional Interest unpaid pursuant to Section 8.03, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 8.01 occurs with respect to the Company, all the principal of the Securities and the interest thereon and any Additional Interest unpaid pursuant to Section 8.03 shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may rescind and annul any declaration pursuant to the first sentence of this Section 8.02 and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Notwithstanding anything to the contrary in this Indenture, at the election of the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the TIA or of a failure to comply with Section 6.02 above (the “Reporting Obligations”), shall for the first 270 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities, at an annual rate of 0.25% of the principal amount of the Securities during the first 90 days of the occurrence of such Event of Default and 0.50% of the principal amount of the Securities from the 91st day until the 270th day following the occurrence of such Event of Default (“Additional Interest”). If the Company so elects, the Additional Interest will be payable on all outstanding Securities on the date on which an Event of Default relating to a failure to comply with the Reporting Obligations first occurs, which will be the 60th day after notice to the Company of its failure to so comply. On the 270th day after such Event of Default (if the Event of Default relating to the Reporting Obligations is not cured or waived prior to such 270th day), the Securities will be subject to acceleration in accordance with Section 8.02 above. The foregoing shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company elects not to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration in accordance with Section 8.02 above.

Payments of the Fundamental Change Repurchase Price, any Additional Interest, principal of, or premium, if any, and interest on, the Securities that are not made when due shall accrue interest at the annual rate of 1% above the then-applicable interest rate from the required payment date.

Section 8.04. Waiver of Defaults and Events of Default. Subject to Sections 8.07 and 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, or premium, if any, interest or any Additional Interest on, any Security, a failure by the Company to convert any Securities into Common Stock in accordance with the provisions of the Securities and this Indenture or any default or Event of Default in respect of any covenants or provisions of this Indenture or the Securities which, under Section 11.02 cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 8.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06. Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 8.07. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.08. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order, subject to the provisions of Article 5:

First, to the Trustee for amounts due under Section 9.07;

Second, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, interest, and any Additional Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest, and any Additional Interest, respectively; and

Third, to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 9

TRUSTEE

Section 9.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of subsection (b) of this Section 9.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability unless the Company or Holders shall have offered to the Trustee security and indemnity satisfactory to it against such cost or liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02. Rights of Trustee. Subject to Section 9.01:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11.

Section 9.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent (other than the Trustee) and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 9.05. Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interest of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of, premium, if any, or interest on any Security or in the payment of any conversion or repurchase obligation.

Section 9.06. Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) of enforcing this Indenture against the Company (including this Section 9.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee, upon receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.

To secure the Company’s payment obligations in this Section 9.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 8.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 9.07 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

Section 9.08. Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 9.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 9.10, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (provided that all sums owing to the Trustee hereunder have been paid) and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company’s obligations under Section 9.07 shall continue for the benefit of the retiring Trustee.

Section 9.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 9.10. Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable (whether on the Final Maturity Date, or on any earlier Fundamental Change Repurchase Date, conversion or otherwise); or

(B) will become due and payable at the Final Maturity Date within one year;

and the Company, in the case of clause (A) or (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust solely for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including any unpaid Additional Interest; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture (1) the right of Holders to receive payments of principal of, and premium (if any), accrued and unpaid interest and Additional Interest (if any) and any unpaid Conversion Obligation (if any) on, the Securities and the other rights, duties and obligations of Securityholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee shall survive and (2) the obligations of the Company to the Trustee under Section 9.07 shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (b) of this Section 10.01, the provisions of Sections 10.02 and 10.04 shall survive until the Securities have been paid in full.

Section 10.02. Application of Trust Money. Subject to the provisions of Section 10.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, premium, if any, and interest on the Securities and any unpaid Additional Interest; provided that such money need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (a) deposited with them pursuant to Section 10.01 and (b) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, interest and any Additional Interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

Section 10.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to make any other change that does not adversely affect the rights of any Securityholder:

(c) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(d) to provide for the assumption of the Company’s obligations to the Holders of the Securities by a successor to the Company pursuant to Article 7 hereof;

(e) to comply with the provisions of the TIA;

(f) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company;

(g) to secure the Company’s obligations with respect to the Securities or to add one or more guarantees with respect to the Securities;

(h) to appoint a successor Trustee;

(i) to provide for the issuance of additional Securities having the same terms as the Securities initially issued hereunder; or

(j) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” contained in the Prospectus to the extent that the text of the “Description of Notes” was intended by the Company to be a recitation of the text of this Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.04, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

(a) change the stated maturity of the principal of, or interest on, any Security;

(b) reduce the principal amount of, or any premium or interest on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the currency of payment of principal of, or any premium or interest on, any Security;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) modify the provisions with respect to the Company’s obligation to repurchase Securities pursuant to Section 3.08 in a manner adverse to Holders;

(g) modify the provisions of Article 5 in a manner adverse to Holders;

(h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture:

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment; and

(j) reduce the percentage of the aggregate principal amount of the outstanding Securities, the consent of whose holders is necessary to take actions under Sections 8.02, 8.04, 8.05, 8.06 and 9.08 under this Indenture.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.04 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.

Section 11.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 11.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 11.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.01, shall be fully protected in relying upon in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

Section 11.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such imposed duties shall control.

Section 12.02. Notices. Any notice or communication to the Company or the Trustee under this Indenture shall be given in writing and delivered in person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier, as follows:

If to the Company, to:

Equinix, Inc.

301 Velocity Way, Fifth Floor

Foster City, California 94404

Facsimile No.: (650) 513-7900

Attention: General Counsel and Assistant Secretary

With a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Facsimile No.: (650) 752-2111

Attention: Alan Denenberg, Esq.

If to the Trustee, to:

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attention: Corporate Trust Services

(Equinix [•]% Convertible Subordinated Notes due 2016)

Fax: (213) 615-6197

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by guaranteed overnight courier or by other electronic means to it at its address shown on the register kept by the Primary Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.05. Record Date for Vote or Consent of Securityholders. The Company (or, in the event deposits have been made pursuant to Section 10.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 12.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 12.07. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. No Personal Liability of Directors, Officers, Employees or Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13. Reparability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14. Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

EQUINIX, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	These paragraphs should be included only if the Security is a Global Security.

EQUINIX, INC.

CUSIP No.:

[—]% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2016

Equinix, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars ($        ) on June 15, 2016, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2009

Record Dates: June 1 and December 1

This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EQUINIX, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

EQUINIX, INC.

[—]% CONVERTIBLE SUBORDINATED NOTES DUE JUNE [—], 2016

1. INTEREST

Equinix, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of [—]% per annum. The Company shall pay interest semiannually on June 15 and December 15 of each year, commencing on December 15, 2009. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [—], 2009; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT

The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a beneficial owner of interests in any Global Security will be paid by wire transfer in immediately available funds in accordance with the rules and procedures of the Depository Trust Company (“DTC”) and a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association, a national banking association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its [—]% Convertible Subordinated Notes due June 15, 2016 (the “Notes”), issued under an Indenture, dated as of June [—], 2009 (together with any amendments or supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (or $287,500,000 if the Underwriters exercise their option to purchase additional Notes in compliance with the Underwriting Agreement), except that the Company at any time or from time to time may, without the consent of any Holder, issue additional Notes having the same terms as the Notes initially issued under the Indenture, and entitled to all of the benefits of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured.

5. [Reserved]

6. [Reserved]

7. REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of those Securities that is equal to $1,000 or an integral multiple of $1,000, on the date that is 45 days after the Fundamental Change Repurchase Notice at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Fundamental Change repurchase notice, in whole or in part, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date, has been deposited with the Paying Agent on or prior to the Business Day following the Fundamental Change Repurchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price, upon surrender of such Notes.

8. CONVERSION

Upon satisfaction of one or more of the conditions in Section 4.01 of the Indenture, a Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and /or shares of Common Stock at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, at the Applicable Conversion Rate in effect on the Conversion Date; provided, however, that, if such Note is submitted or presented for repurchase pursuant to Article 3 of the Indenture, such conversion right shall terminate at the Close of Business on the second

Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, for such Note or such earlier date as the Holder presents such Note for purchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is purchased, as the case may be).

The Conversion Rate means [—] shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances as provided in the Indenture.

Upon surrender of Notes for conversion, the Company will have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock in the amounts provided in Section 4.04 of the Indenture.

No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash as provided in Section 4.04 of the Indenture.

To convert a Note, a Holder must follow the procedures set forth in the Indenture.

A Note in respect of which a Holder had delivered a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10. PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14. DEFAULTS AND REMEDIES

The definition of Event of Default is in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the Notes due and immediately payable at their principal amount together with accrued and unpaid interest, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, all the principal of the Notes and the interest thereon shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

15. TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, a national banking association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17. AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

18. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19. RANK

The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

20. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404, Facsimile No.: (650) 513-7900, Attention: General Counsel and Assistant Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE

UPON A FUNDAMENTAL CHANGE

To: Equinix, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Equinix, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed

(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES2

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

2	This schedule should be included only if the Security is a Global Security.